EXHIBITS 5.1 AND 23.1


                            SCHNEIDER WEINBERGER LLP
                           2499 GLADES ROAD, SUITE 108
                            BOCA RATON, FLORIDA 33431


                                                     July 17, 2003

Room 2105, West Tower, Shun Tak Centre
200 Connaught Road C.
Sheung Wan, Hong Kong

         RE: REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT"); CHINA RESOURCES DEVELOPMENT, INC. (THE "COMPANY")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission in connection with the registration of an aggregate of 209,455 shares (the "Shares") of the Company's common stock, $.001 par value per share ("Common Stock"), upon the exercise of options granted under the Company's Restated 1995 Stock Option Plan (the "Plan"), all as described in the Registration Statement.

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Certificate of Incorporation, as amended, and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the Plan and the issuance of the Shares; (c) the Registration Statement and the exhibits thereto; (d) the Plan itself; and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with their terms and upon receipt by the Company of the agreed upon consideration therefore, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,

                                   SCHNEIDER WEINBERGER LLP

                                   /s/ Schneider Weinberger LLP